SECOND QUARTER 2024 INVESTOR UPDATE July 30, 2024

Cautionary Statement and Other Disclaimers 2 This presentation and the oral statements made in connection herewith contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this presentation and the oral statements made in connection herewith are forward-looking statements made in good faith by CenterPoint Energy, Inc. (“CenterPoint Energy” or the “Company”) and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements concerning CenterPoint Energy’s expectations, beliefs, plans, objectives, goals, strategies, future operations, events, financial position, earnings and guidance, growth, costs, prospects, capital investments or performance or underlying assumptions and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” or other similar words. The absence of these words, however, does not mean that the statements are not forward-looking. Examples of forward-looking statements in this presentation and the oral statements made in connection herewith include statements about Houston Electric’s hurricane preparedness and response intial action plan, capital investments (including with respect to incremental capital opportunities, deployment of capital, renewables projects, and financing of such projects), the timing of and projections for upcoming rate cases for CenterPoint and its subsidiaries, the transmission and distribution system resiliency plan filed by Houston Electric with the Public Utility Commission of Texas, the timing and extent of CenterPoint's recovery, including with regards to the May 2024 storm events and Hurricane Beryl, its generation transition plans and projects, projects included in CenterPoint's Natural Gas Innovation Plan and System Resiliency Plan, and projects included under its 10-year capital plan, the extent of anticipated benefits of new legislation, the pending sale of our Louisiana and Mississippi natural gas LDC businesses, future earnings and guidance, including long-term growth rate, customer charges, operations and maintenance expense reductions, financing plans (including with respect to the restoration costs for the May and July 2024 storm events and the timing of any future equity issuances, securitization, credit metrics and parent level debt), the timing and anticipated benefits of our generation transition plan, including our exit from coal and our 10-year capital plan, the Company’s 2.0% Zero-Premium Exchangeable Subordinated Notes due 2029 (“ZENS”) and impacts of the maturity of ZENS, CenterPoint's continued focus on liquidity and credit ratings, tax planning opportunities, future financial performance and results of operations, including with respect to regulatory actions and recoverability of capital investments, customer rate affordability, value creation, opportunities and expectations, expected customer growth, and sustainability strategy, including our net zero and carbon emissions reduction goals. We have based our forward-looking statements on our management’s beliefs and assumptions based on information currently available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions, and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, but are not limited to, risks and uncertainties relating to: (1) CenterPoint Energy’s business strategies and strategic initiatives, restructurings, joint ventures and acquisitions or dispositions of assets or businesses, including the announced sale of our Louisiana and Mississippi natural gas LDC businesses, and the completed sale of Energy Systems Group, which we cannot assure you will have the anticipated benefits to us; (2) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand; (3) CenterPoint Energy’s ability to fund and invest planned capital, and the timely recovery of its investments; (4) financial market and general economic conditions, including access to debt and equity capital, inflation, interest rates and instability of banking institutions and their effect on sales, prices and costs; (5) disruptions to the global supply chain and volatility in commodity prices; (6) actions by credit rating agencies, including any potential downgrades to credit ratings; (7) the timing and impact of regulatory proceedings and actions and legal proceedings, including those related to the May 2024 storm events and Hurricane Beryl, Houston Electric’s mobile generation and the February 2021 winter storm event; (8) legislative and regulatory actions or developments, including any action resulting from the May 2024 storm events and Hurricane Beryl, as well as tax and developments related to the environment such as global climate change, air emissions, carbon, waste water discharges and the handling of coal combustion residuals, among others, and CenterPoint Energy’s net zero and carbon emissions reduction goals; (9) the impact of pandemics; (10) weather variations and CenterPoint Energy’s ability to mitigate weather impacts, including approval and timing of securitization issuances; (11) the impact of wildfires; (12) changes in business plans; (13) CenterPoint Energy’s ability to execute on its initiatives, targets and goals, including its net zero and carbon emissions reduction goals and operations and maintenance goals; and (14) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, including under “Risk Factors,” “Cautionary Statements Regarding Forward-Looking Information” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Certain Factors Affecting Future Earnings” in such reports and in other filings with the Securities and Exchange Commission (“SEC”) by the Company, which can be found at www.centerpointenergy.com on the Investor Relations page or on the SEC website at www.sec.gov. This presentation contains time sensitive information that is accurate as of the date hereof (unless otherwise specified as accurate as of another date). Some of the information in this presentation is unaudited and may be subject to change. We undertake no obligation to update the information presented herein except as required by law. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of our website. In the future, we will continue to use these channels to distribute material information about the Company and to communicate important information about the Company, key personnel, corporate initiatives, regulatory updates and other matters. Information that we post on our website could be deemed material; therefore, we encourage investors, the media, our customers, business partners and others interested in our Company to review the information we post on our website. Use of Non-GAAP Financial Measures In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income (loss) available to common shareholders and diluted earnings (loss) per share, the Company also provides guidance based on non-GAAP income and non-GAAP diluted earnings per share and also provides non-GAAP funds from operations / non-GAAP rating agency adjusted debt (“FFO/Debt”). Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. Please refer to the Appendix for detailed discussion of the use of non-GAAP financial measures presented herein.

Hurricane Beryl

Summary Storm Response and Our Plan of Actions

CenterPoint Energy

Response and Power Restoration

- **By the numbers**: 2,000 crew workers and 13,000+ mutual aid workers mobilized, 28 emergency generation locations, 22 staging sites
- 35,000 trees removed/trimmed
- 8,500 miles inspected/made safe to energize



Restored **2+ million** affected customers (>90% impacted) in the **first 7 days**



2.5M
2M
1.5M
1M
500,000
0
271,800 (12%)
815,400 (36%)
1.200M (53%)
1.382M (61%)
1.586M (70%)
1.812M (80%)
1.925M (85%)
2.084M (92%)
2.197M (97%)
2.220M (98%)
Localized outages in hardest-hit areas
Day 0 (peak)
Day 1
Day 2
Day 3
Day 4
Day 5
Day 6
Day 7
Day 8
Day 9
Day 10

Resiliency

Vegetation Management
- Target 2,000 incremental line miles with higher risk vegetation

System Hardening
- Harden nearly 350 distribution line miles to the latest extreme wind standard

Stronger Poles
- 100% of the remaining pole replacements currently planned for 2024 will be replaced with composite poles (approximately 1,000 poles)

Predictive Modeling
- Establish a 25% resource buffer
- Leverage AI to accelerate dispatch of vegetation crews based on damage modeling

Communication

Outage Tracker Tool
- Launch a new cloud-based outage tracker by August 1

Customer Engagement
- Launch initial public communications earlier in the storm cycle and establish a robust daily cadence of public communications
- Scale capacity for Power Alert Service

Partnerships

Public Awareness
- Launch emergency preparedness community education campaign
- Re-emphasize "Right Tree – Right Place" program

Backup Emergency Generation
- Increase on a short-term lease basis small increment (up to 1MW) mobile generation from 4 to 13 units
- Install donated back-up generator facilities

Enhanced Response Capability
- Engage with local Emergency Management Offices to confirm contact information of critical facilities and infrastructure

Immediate Actions | Near-Term Actions | Long-Term Actions

Note: Refer to slide 2 for information on forward-looking statements.
Full presentation found here

3

Q2 2024 v Q2 2023 Non-GAAP EPS(1) Primary Drivers Note: Refer to slide 22 for information on non-GAAP EPS assumptions and non-GAAP measures. (1) Refer to slide 17 and slide 18 for reconciliation of non-GAAP measures to GAAP measures (2) Net impact, inclusive of removal of dividend associated with the now redeemed Series A Preferred Stock ~($0.02) (3) Primarily related to miscellaneous revenues and income taxes 4 Q2 2023 Non-GAAP EPS Q2 2024 Non-GAAP EPS $0.50 Growth and Rate Recovery Ongoing Cost Management & Interest Expense Weather / Usage Other Electric  $0.01 Growth $0.10 Rate Recovery  $0.03 Depreciation & Other Taxes Gas  $0.04 Rate Recovery  $0.02 Depreciation & Other Taxes Interest Expense  $0.04(2) O&M ▲ $0.02 $0.06 Other ▲ $0.01(3) ($0.01) $0.01 Electric  $0.01 Weather Gas  $0.02 Weather

Rate Case Snapshot

	TX Gas (Docket 15513)	IN Electric (Docket 45990)	MN Gas (Docket 23-173)	Houston Electric (Docket 56211)
Date Filed	✓Settlement Approved Key Details Below	✓Proposed Settlement Filed Key Details Below	✓November 1, 2023	✓March 6, 2024
Test Year End			Forward test year: 2024 & 2025	2023
Revenue Request	$5MM	$80MM (Proposed)[2]	2024: $84.6MM 2025: $51.8MM	$56MM
Equity Layer / ROE[1]	**Settlement: 60.6% / 9.8%** Requested: 60.6% / 10.5% Authorized: 55.5% / 9.6%	**Settlement[2][3]: 48.3% / 9.8%** Requested: 48.3% / 10.4% Authorized:43.5% / 10.4%	Requested: 52.5% / 10.3% Authorized: 51.0% / 9.4%	Requested: 44.9% / 10.4% Authorized: 42.5% / 9.4%
Debt Layer / Cost of Debt	**Settlement: 39.4% / 4.8%** Requested: 39.4% / 4.8% Authorized: 44.5% / 5.9%	**Settlement[2]: 39.5% / 5.1%** Requested: 39.5% / 5.1% Authorized: 43.6% / 6.3%	Requested: 47.5% / 4.5% Authorized: 49.0% / 4.1%	Requested: 55.1% / 4.3% Authorized: 57.5% / 4.4%
Key Dates	Customer rates to be updated **Dec 1, 2024**	Customer rates to be updated March '25 and March '26; Next hearing on **Sept 3, 2024**	Interim Rates effective as of **Jan 1, 2024**; Based on Rev. Req. of $68.7MM	Procedural Schedule Abated; Next status update on settlement on **Aug 2, 2024**

Note: Refer to slide 2 for information on forward-looking statements.
(1) Authorized refers to current authorization prior to case outcome
(2) Partial settlement filed on May 20, 2024
(3) Equity % net of cost-free capital and other capital comprised of 11.90% and 0.33%, respectively

5

Capital Expenditures by Segment….

CenterPoint Energy

	Current 5-Yr Plan[1]					10-Yr Plan[2] Through 2030
	FY 2023	1Q 2024	2Q 2024	FY 2024E[4]	5-YR Plan	10-YR Plan
Electric[3]	~$2.7B	~$0.5B	~$0.5B	~$2.2B	~$13.7B	~$29.0B
Natural Gas	~$1.7B	~$0.3B	~$0.4B	~$1.5B	~$7.5B	~$15.3B
Corporate and Other	~$11MM	~$1MM	~$3MM	~$30MM	~$0.1B	~$0.2B
Total Capital[5] Expenditures	~$4.3B	~$0.8B	~$0.8B	~$3.7B	~$21.3B	~$44.5B

Continued Incremental Capital Opportunities

- Increased & accelerated C&I electrification
- Accelerated EV adoption
- Resiliency investments

….Current Year Capital Investment Plan Remains on Track

Note: Refer to slide 2 for information on forward-looking statements.
(1) Refers to capital plan from 2021A to 2025E; exclusive of capital investments that are anticipated to be securitized in connection with storm restoration efforts
(2) Refers to capital plan from 2021A to 2030E
(3) Includes investments in 2021 and 2022 related to capital leases for temporary emergency mobile generation units
(4) Represents 2024 capital estimated as of 06/30/2024
(5) The calculation may not add down due to rounding

6

Continued Focus on Credit and Balance Sheet Strength

CenterPoint Energy

Consolidated FFO To Debt[(1)(2)]

	2023 Full year	2Q 2024 TTM
Moody's	18.5%	12.5%
Adjusted for 1-time items – Moody's methodology[(2)]	**14.0%**	**13.3%**
S&P	11.2%	12.5%
Adjusted for 1-time items – S&P methodology	12.3%	12.9%

Upcoming Maturities

	2024	2025	2026
CNP (Parent)			
Senior Notes @ 2.50% (Sept 1 Maturity)	$500MM	$ -	$ -
Senior Notes @ 1.45%, 5.25%	$ -	$ -	$900MM
Convertible Senior Notes @ 4.25%	$ -	$ -	$1,000MM
CEHE			
General Mortgage Bonds @ 2.40%	$ -	$ -	$300MM
$300M 18-month Term Loan @ 6.43%	$ -	$100MM	$ -
CERC			
Private Placement Notes @ 5.02%	$ -	$ -	$60MM
IGC Senior Notes @ 6.53%	$ -	$10MM	$ -
SIGECO			
First Mortgage Bonds @ 3.45%	$ -	$41MM	$ -
Total	$500MM	$151MM	$2,260MM

Company Debt Ratings[(3)]

Entity	Moody's (Stable)	S&P (Neg)	Fitch (Neg)
CenterPoint Energy, Inc.	Baa2	BBB	BBB
Houston Electric	A2	A	A
CERC	A3	BBB+	A-
SIGECO	A1	A	-

Consolidated Liquidity

Credit Facility Capacity	$4B
CEHE Term Loan (18 month)	$300M[(4)]
Less: Outstanding Borrowing	~$1B
Total Available Liquidity	**~$3B**

Continued focus on –

- Liquidity and commitment to current credit ratings
  - Will incorporate credit supportive, higher equity content instruments within the upcoming 2024 CNP refinancing
  - Pursuing securitization (anticipate 3Q or 4Q 2025)

….to Fund Customer-Driven Capital Investments

Note: Refer to slide 2 for information on forward-looking statements.

(1) Based on Moody's CFO Pre-Working Capital/Debt and S&P's FFO/Debt methodology with certain one-time adjustments noted on slide 22; targets based on plan assumptions; See slides 19 and 20 for reconciliation to nearest GAAP measures and slide 22 for information regarding non-GAAP EPS assumptions and non-GAAP measures

(2) CNP targets long-term FFO/Debt of 14% - 15% thru 2030 using Moody's methodology

(3) Does not include Vectren LLC and Indiana Gas ratings as they're not currently active issuers

(4) CEHE drew $100MM in June and permitted to request additional commitments not to exceed $200MM

7

Financing Update

Committing to customer affordability, maintaining credit ratings while affirming guidance targets

	2024 Base Financing	May and July 2024 Storm Estimates
Capital and Storm Costs	• **$3.7B** current base capital expenditures	• ~$1.6B - ~$1.8B of estimated costs(1)
Customer Affordability	• Seeking to keep rates affordable with securitization charges rolling off or extending cost recovery and continued customer growth	• Plan to efficiently finance using securitization to mitigate future customer affordability pressure
Regulatory Recovery	• Utilize Interim Mechanisms – CEHE, CERC, IN, OH; and • IE – Rate Case; MN – Rate Case (FWD test)	• Interim mechanisms (ex: TCOS)(2) and securitization for distribution
Credit Considerations	• Targeting long term **14%-15%** FFO/Debt(3)	• Targeting long term 14%-15% FFO/Debt(3)
Earnings Considerations	• Targeting 8% 2024 non-GAAP EPS growth and mid-to-high end of 6-8% annually for years 2025 through 2030 • Targeting dividend per share growth in line with non-GAAP EPS growth	• No change to guidance • Assumes deferral of cost of capital until securitized with debt component recognized in current earnings and equity component recognized over the life of the bonds

Securitization Process:

May – July 2024 **Storm Events**	2Q 2024 – late 1Q 2025 **Gather costs and filing preparation**	Mid 2025 **Cost recovery filings**	~ 3Q or 4Q 2025 **Assumed Securitization**

Key TX Securitization Details

- TX has an existing securitization construct
- 14 utility securitization transactions have been issued since 2008

Note: Refer to slide 2 for information on forward-looking statements and [slide 22] for information on non-GAAP EPS assumptions and non-GAAP measures.
(1) Range of ~$1.6B - ~$1.8B initial combined storm cost estimates are subject to change
(2) Transmission Cost of Service (TCOS) adjustment is an interim mechanism, which can be used twice per year, that allows a transmission service provider to update their wholesale transmission rates to reflect changes in invested capital, depreciation, federal income tax and other associated taxes as well as changed loads
(3) Based on Moody's methodology; Adjusted for one-time items; FFO/Debt is a non-GAAP measure; See slide 19 for reconciliation

8

Contacts Jackie Richert Senior Vice President Corporate Planning, Investor Relations and Treasury Tel. (713) 207 – 9380 jackie.richert@centerpointenergy.com Ben Vallejo Director Investor Relations and Corporate Planning Tel. (713) 207 – 5461 ben.vallejo@centerpointenergy.com General Contact Tel. (713) 207 – 6500 https://investors.centerpointenergy.com/contact-us 9

Appendix 10

Continuing Track Record of Execution

CenterPoint Energy

	Long-Term Strategic Objectives	Q2'24 Updates
Consistent, Sustainable Growth for Our Investors	Reaffirming **non-GAAP EPS annual growth target of 8%** in 2024 and at the mid-to-high end of 6-8% annually thereafter through 2030[1]; targeting DPS growth in line with non-GAAP EPS growth	Delivered $**0.36** non-GAAP EPS for the second quarter
	Targeting **industry-leading rate base growth of 10%** through 2030; 10-year capital investment plan[2] as of YE '23 was $44.5B through 2030	**Potential opportunities to increase** capital investment plan[2] related to customer driven investments
Resilient, Reliable, & Affordable Energy for Customers	Maintaining balance sheet health; long-term **FFO/Debt**[3] target **of 14%-15%** through 2030	Delivered **13.3%** FFO/Debt[3]
	Efficiently funding robust capital investment plan with **asset recycling proceeds**[4] **and equity or equity-like** proceeds of $250MM annually through 2030	Sale of LA and MS LDCs at **~32x** 2023 earnings targeted to close Q1 '25; **issued** $250MM under ATM as of end of Q2
	Seeking to keep rates affordable through **1-2% O&M reductions**[5], securitization rolling off or extending cost recovery[6], and robust annual customer growth[7]	Delivered **2%**[8] average annual reduction of O&M since 2020 despite pulling forward work
Positively Impacting our Communities	**Targeting Net Zero** for Scope 1 and certain Scope 2 emissions **by 2035**[9] and also **20% - 30%** reduction of certain Scope 3 emissions **by 2035**[9]	Minnesota Gas' plan under the Natural Gas Innovation Act recently **approved**

Note: Refer to slide 2 for information on forward-looking statements and slides 17-18 and 22 for reconciliations and information on non-GAAP assumptions and measures, including non-GAAP EPS.

(1) Refers to non-GAAP EPS annual growth rate for 2022A – 2030E
(2) Refers to 10-year capital plan from 2021A-2030E
(3) Based on Moody's methodology; Adjusted one-time Uri-related items and CEHE storm related costs; FFO/Debt is a non-GAAP measure. Refer to slide 19 for Moody's Q2 reconciliation
(4) Refers to proceeds received from the anticipated sale of Louisiana and Mississippi natural gas LDCs
(5) O&M average annual reduction target includes Electric and Natural Gas business, excludes utility costs to achieve, severance costs and amounts with revenue offsets
(6) Securitization includes CEHE transition bonds ending in 2024 and SIGECO securitization bonds
(7) Internal projection through 2030
(8) Includes the sale of Arkansas and Oklahoma LDCs that closed in 2021
(9) See Net Zero disclaimer on slide 22 for certain exclusions from our Scope 2 and Scope 3 emissions estimates

11

Louisiana and Mississippi LDC Sale….

CenterPoint Energy

Transaction Highlights

- ✓ Announced **Feb 2024**
- ✓ **Efficiently recycle** capital, upside for additional CapEx
- ✓ Supports **balance sheet optimization**
- ✓ Signals **continued demand** for U.S. gas LDC's
- ✓ Aligns with the continued **execution** of our plan

Transaction Updates

- ✓ LPSC and MPSC approval applications filed in April 2024
- ✓ HSR application filed in March 2024

2025 Utility Mix (post sale)



Gas
34%
Electric
66%

Key Transaction Terms

- **Gross Purchase Price:** ~$1,200MM
- **Net Purchase Price:** ~$1,000MM
  - 1.55x of 2023 rate base[1]
  - ~32x of 2023 earnings[2]
- **Buyer:** Bernhard Capital
- **Anticipated transaction close:** By end of Q1 2025

Proceeds Calculation *($ in millions)*

Gross Purchase Price	**~$1,200**
Taxes[3] and transaction costs	~$200
Net Proceeds	**~$1,000**

….Targeting Our 4th Efficient Recycling of Capital over the last 3 years

Note: Refer to slide 2 for information on forward-looking statements. Based on forecasted year-end rate base
(1) 2023 year-end rate base of approximately $800MM, inclusive of North and South Louisiana and Mississippi
(2) Represents earnings multiple net of ~$400MM opco debt paydown; Estimated earnings for 2023 on a standalone basis of $25.7MM. Subject to a true-up at transaction close
(3) Assumes blended tax rate of 23.5%, inclusive of state taxes

12

Capital Plan & Regulatory Mechanisms

CenterPoint Energy

Over 80%

of 10-year Capital Plan expected to be recoverable through interim mechanisms



Traditional rate case ~5%
Rate case with forward test year ~10%
Interim mechanisms with CPCN required(1) ~5%
Interim Mechanisms(2) ~80%

Regulatory Highlights	Stakeholder Benefits
Existing Mechanisms for timely recovery of major storm costs	Reasonable cost recovery *minimizes customer impact and earnings volatility*
Winter storm gas cost almost fully recovered in all impacted states[3]	Reasonable cost recovery *minimizes customer impact and earnings volatility*
Generation transition proceedings in Indiana on plan	Cleaner energy transition *good for communities*

….No big bets with recovery through established regulatory mechanisms

Note: Refer to slide 2 for information on forward-looking statements.
(1) Includes capital expenditures that are expected to be recovered through interim mechanisms but requires approval of Certificate of Public Convenience and Necessity
(2) Includes capital expenditures that are expected to be recovered through interim mechanisms and riders. Excludes capital expenditures included in footnote 1
(3) Refers to CenterPoint's recovery of extraordinary gas costs associated with Winter Storm Uri

13

Weather and Throughput Data Note: Data as of 06/30/2024. (1) End of period number of metered customers (2) As compared normal weather for service area (3) Only pertains to HDD (4) As applied to base rates; Per HDD/CDD vs. normal Electric Natural Gas 2Q 2024 2Q 2023 2024 vs 2023 Th ro ug hp ut (in G W h) Residential 9,450 9,036 5% Total 29,034 28,009 4% M et er ed C us to m er s (1) Residential 2,620,284 2,561,331 2% Total 2,950,593 2,887,492 2% W ea th er v s N or m al (2) Cooling Degree Days 1,342 1,179 163 Heating Degree Days 4 20 (16) Houston Cooling Degree Days 1,342 1,179 163 Houston Heating Degree Days 4 18 (14) 2Q 2024 2Q 2023 2024 vs 2023 Th ro ug hp ut (in B cf ) Residential 18 28 (36)% Commercial and Industrial 72 91 (21)% Total 90 119 (24)% M et er ed C us to m er s (1) Residential 4,022,435 3,965,118 1% Commercial and Industrial 301,318 299,213 1% Total 4,323,753 4,264,331 1% W ea th er v s N or m al (2) Heating Degree Days 205 282 (77) Texas Heating Degree Days 6 28 (22) 14 Margin Sensitivities CEHE IE TX Gas(3) Per HDD / CDD(4) $50k - $70k $20k - $30k $30k - $40k

Regulatory Schedule Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec TX (E) IN (E) TX (G) MN (G) N. IN (G) OH (G) S. IN (G) LA (G) MS (G) No Rate Case Planned Until Post-2025 No Rate Case Planned Until Post-2025 ROE / Equity Ratio ’24 Rate Base(4) 9.40% / 42.5%(1) $13.9B 10.40% / 43.5%(2) $2.1B 9.8% / 60.6%(3) $2.9B 9.39% / 51.0% $2.2B 9.80% / 46.8%(2) $2.1B N/A / 51.1% $1.4B 9.70% / 46.2%(2) $0.7B 9.95% / 52.0% $0.5B 9.75% / 50.0% $0.3B Total = $26.1B Upcoming Rate Case Activity No Rate Case Planned Until Post-2025 No Rate Case Planned Until Post-2025 GRC GRC GRC 15 Note: Refer to slide 2 for information on forward-looking statements. (1) Procedural schedule and system resiliency filing have been abated (2) Equity % net of cost-free capital and other adjustments (3) TX Gas regulatory metrics reflect jurisdictional average. ROE/Equity Ratio will be updated in December of this year (4) Estimated year-end 2024 Rate Base represents the latest available information; may differ slightly from regulatory filings GRC General Rate Case GRC Settlement Hearings GRC Settlement filed April 23 Settlement filed May 20 Settlement Approved June 25

Expected Generation Project Timeline 16Note: Refer to slide 2 for information on forward-looking statements. (1) Updated based on most recent information available (1) (1)(1) (1) (1) (1)

Reconciliation: Income (Loss) and Diluted Earnings (Loss) per share to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) The calculation on a per-share basis may not add down due to rounding 17 Quarter Ended June 30, 2024 Dollars in millions Diluted EPS(1) Consolidated income (loss) available to common shareholders and diluted EPS $ 228 $ 0.36 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $4)(2)(3) (15) (0.02) Indexed debt securities (net of taxes of $3)(2) 15 0.02 Impacts associated with mergers and divestitures (net of taxes of $1)(2) 6 0.01 Consolidated on a non-GAAP basis(4) $ 234 $ 0.36

Reconciliation: Income (Loss) and Diluted Earnings (Loss) per share to non-GAAP Income and non-GAAP Diluted EPS used in providing annual earnings guidance Quarter Ended June 30, 2023 Dollars in millions Diluted EPS(1) Consolidated income (loss) available to common shareholders and diluted EPS $ 106 $ 0.17 ZENS-related mark-to-market (gains) losses: Equity securities (net of taxes of $6)(2)(3) 25 0.04 Indexed debt securities (net of taxes of $7)(2) (27) (0.04) Impacts associated with mergers and divestitures (net of taxes of $54)(2)(4) 74 0.12 Consolidated on a non-GAAP basis(5) $ 178 $ 0.28 18 (1) Quarterly diluted EPS on both a GAAP and non-GAAP basis are based on the weighted average number of shares of common stock outstanding during the quarter, and the sum of the quarters may not equal year-to-date diluted EPS (2) Taxes are computed based on the impact removing such item would have on tax expense. Taxes related to the operating results of Energy Systems Group, as well as cash taxes payable and other tax impacts related to the sale of Energy Systems Group, are excluded from non-GAAP EPS (3) Comprised of common stock of AT&T Inc., Charter Communications, Inc., and Warner Bros. Discovery, Inc. (4) Includes $4.4 million of pre-tax operating loss related to Energy Systems Group, a divested non-regulated business, as well as the $13 million loss on sale and approximately $2 million of other indirect related transaction costs associated with the divestiture (5) The calculation on a per-share basis may not add down due to rounding

Reconciliation: Net Cash Provided by Operating Activities and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Adjusted Debt

CenterPoint Energy

Based on Moody's Methodology

Twelve month to date ended and as of period ended, respectively ($ in millions)	YE 2023	1Q 2024	2Q 2024
Net cash provided by operating activities (A)	**$3,877**	**$2,702**	**$2,509**
Add back:			
Accounts receivable and unbilled revenues, net	(423)	(144)	36
Inventory	(167)	(165)	(77)
Taxes receivable	74	197	168
Accounts payable	302	49	(18)
Other current assets and liabilities	(162)	(24)	(189)
Adjusted cash from operations	3,501	2,615	2,429
Plus: Rating agency adjustments[1]	12	12	11
Non-GAAP funds from operations (FFO) (B)	**$3,513**	**$2,627**	**$2,440**
Total Debt, Net			
Short-term Debt:			
Short-term borrowings	4	-	2
Current portion of VIE Securitization Bonds long-term debt	178	178	94
Indexed debt, net	5	4	4
Current portion of other long-term debt	872	850	510
Long-term Debt:			
VIE Securitization bonds, net	320	320	314
Other long-term debt, net	17,239	17,797	18,200
Total Debt, net (C)	18,618	19,149	19,124
Plus: Rating agency adjustments[1]	357	360	392
Non-GAAP rating agency adjusted debt (D)	**$18,975**	**$19,509**	**$19,516**
Net cash provided by operating activities / total debt, net (A/C)	**20.8%**	**14.1%**	**13.1%**
CFO Pre-Working Capital/Debt– Moody's[1] (B/D)	**18.5%**	**13.5%**	**12.5%**
CNP Adjustments to FFO for 1-time items (E)	(878)	204	127
CNP Adjustments to Debt for 1-time items (F)	(216)	(178)	(258)
Non-GAAP FFO / Non-GAAP adjusted debt ("FFO/Debt") Adjusted for 1-time items[2] (B + E / D + F)	**14.0%**	**14.6%**	**13.3%**

(1) Based on Moody's methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, non-recurring items, and defined benefit plan
(2) CNP further reduced FY 2023 FFO for non-recurring Winter Storm Uri related securitization proceeds and both FY 2023 and TTM 2Q 2024 for the associated one-time cash tax from FFO as well as Q2 TTM ~$100 million of storm related debt. Please see note 18 of the 2023 Form 10-K for supplemental disclosure of cash flow information

19

Reconciliation: Gross Margin and Total Debt, Net to non-GAAP Funds from Operations (FFO) and non-GAAP Rating Agency Adjusted Debt

CenterPoint Energy

Based on S&P's Methodology

Twelve month to date ended and as of period ended, respectively ($ in millions)	YE 2023	1Q 2024	2Q 2024
Unadjusted EBITDA			
Gross Margin	6,536	6,707	6,841
O&M	(2,850)	(2,896)	(2,895)
Taxes and Other	(525)	(531)	(542)
Unadjusted EBITDA	**3,161**	**3,280**	**3,404**
Less: Cash interest paid	664	701	751
Less: Cash taxes paid	215	204	57
Plus: Rating agency adjustments[1]	(179)	(167)	(164)
Non-GAAP funds from operations (FFO)	**2,103**	**2,208**	**2,432**
Total Debt, Net			
Short-term Debt:			
Short-term borrowings	4	-	2
Current portion of VIE Securitization Bonds long-term debt	178	178	94
Indexed debt, net	5	4	4
Current portion of other long-term debt	872	850	510
Long-term Debt:			
VIE Securitization bonds, net	320	320	314
Other long-term debt, net	17,239	17,797	18,200
Total Debt, net	18,618	19,149	19,124
Plus: Rating agency adjustments[2]	184	234	337
Non-GAAP rating agency adjusted debt	**18,802**	**19,383**	**19,461**
Unadjusted EBITDA / total debt, net	**17.0%**	**17.1%**	**17.8%**
FFO/Debt (S&P)	**11.2%**	**11.4%**	**12.5%**
FFO/Debt (S&P) – adjusted for one-time items [2][3]	**12.3%**	**12.4%**	**12.9%**

(1) Based on S&P's methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, non-recurring items, and defined benefit plan
(2) CNP removes Winter Storm Uri related one-time cash tax from FFO. Please see note 18 of the 2023 Form 10-K for supplemental disclosure of cash flow information
(3) Excludes $100MM CEHE storm financing costs

20

Regulatory Information Information Location Electric  Estimated 2023 year-end rate base by jurisdiction  Authorized ROE and capital structure by jurisdiction  Definition of regulatory mechanisms  Projected regulatory filing schedule Regulatory Information – Electric Natural Gas  Estimated 2023 year-end rate base by jurisdiction  Authorized ROE and capital structure by jurisdiction  Definition of regulatory mechanisms  Projected regulatory filing schedule Regulatory Information – Gas Estimated amortization for pre-tax equity earnings related to Houston Electric’s securitization bonds Regulatory Information – Electric (Pg. 5) Rate changes and Interim mechanisms filed Form 10-K – Rate Change Applications section 21

Use of Non-GAAP Financial Measures In this presentation and the oral statements made in connection herewith, CenterPoint Energy presents, based on income available to common shareholders, diluted earnings per share, and net cash provided by operating activities to total debt, net, gross margin to total debt, net, the following financial measures which are not generally accepted accounting principles (“GAAP”) financial measures: non- GAAP income, non-GAAP earnings per share (“non-GAAP EPS”), as well as non-GAAP funds from operations / non-GAAP rating agency adjusted debt (Moody’s and S&P) (“FFO/Debt”) which are not generally accepted accounting principles (“GAAP”) financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. 2023 non-GAAP EPS excluded and 2024 non-GAAP EPS guidance excludes: (a) Earnings or losses from the change in value of ZENS and related securities, and (b) Gain and impact, including related expenses, associated with mergers and divestitures, such as the divestiture of Energy Systems Group, LLC, and the Louisiana and Mississippi gas LDC sales. In providing this guidance, CenterPoint Energy does not consider the items noted above and other potential impacts such as changes in accounting standards, impairments or other unusual items, which could have a material impact on GAAP reported results for the applicable guidance period. The 2024 non-GAAP EPS guidance range also considers assumptions for certain significant variables that may impact earnings, such as customer growth and usage including normal weather, throughput, recovery of capital invested, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings. To the extent actual results deviate from these assumptions, the 2024 non-GAAP EPS guidance range may not be met or the projected annual non-GAAP EPS growth rate may change. CenterPoint Energy is unable to present a quantitative reconciliation of forward-looking non-GAAP diluted earnings per share because changes in the value of ZENS and related securities, future impairments, and other unusual items are not estimable and are difficult to predict due to various factors outside of management’s control. Funds from operations (Moody’s) excludes from net cash provided by operating activities accounts receivable and unbilled revenues, net, inventory, taxes receivable, accounts payable, and other current assets and liabilities, and includes certain adjustments consistent with Moody’s methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, and defined benefit plan contributions (less service costs). Non-GAAP rating agency adjusted debt (Moody’s) adds to Total Debt, net certain adjustments consistent with Moody’s methodology, including Series A preferred stock, pension benefit obligations, and operating lease liabilities and further adjustments related to Winter Storm Uri debt and one time cash taxes. Funds from operations (S&P) excludes from gross margin O&M, taxes and other, cash interest paid and cash taxes paid, and includes certain adjustments consistent with S&P's methodology, including adjustments related to total lease costs (net of lease income), Series A preferred stock dividends, non-recurring items, and defined benefit plan. Non-GAAP rating agency adjusted debt (S&P) adds to Total Debt, net certain adjustments consistent with S&P's methodology, including adjustments related to Winter Storm Uri related one-time cash tax. The appendix to this presentation contains a reconciliation of income (loss) available to common shareholders and diluted earnings (loss) per share to the basis used in providing guidance, as well as a reconciliation of net cash provided by operating activities / total debt, net (and gross margin to total debt, net) to FFO/Debt. Management evaluates the Company’s financial performance in part based on non-GAAP income, non-GAAP EPS and long-term FFO/Debt. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes do not most accurately reflect the Company’s fundamental business performance. These excluded items are reflected in the reconciliation tables, where applicable. CenterPoint Energy’s non-GAAP income, non-GAAP EPS and FFO/Debt financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders, diluted earnings per share, net cash provided by operating activities to total debt, net and gross margin to total debt, net, which, respectively, are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies. Net Zero Disclaimer Our Scope 1 emissions estimates are calculated from emissions that directly come from our operations. Our Scope 2 emissions estimates are calculated from emissions that indirectly come from our energy usage, but because Texas is in an unregulated market, our Scope 2 estimates do not take into account Texas electric transmission and distribution assets in the line loss calculation and exclude emissions related to purchased power between 2024E-2026E. Our Scope 3 emissions estimates are based on the total natural gas supply delivered to residential and commercial customers as reported in the U.S. Energy Information Administration (EIA) Form EIA-176 reports and do not take into account the emissions of transport customers and emissions related to upstream extraction. While we believe that we have a clear path towards achieving our net zero greenhouse emissions (Scope 1 and certain Scope 2) by 2035 goals, our analysis and path forward required us to make a number of assumptions. These goals and underlying assumptions involve risks and uncertainties and are not guarantees. Should one or more of our underlying assumptions prove incorrect, our actual results and ability to achieve net zero Scope 1 and certain Scope 2 greenhouse gas emissions by 2035 could differ materially from our expectations. Certain of the assumptions that could impact our ability to meet our net zero Scope 1 and certain Scope 2 greenhouse gas emissions goals include, but are not limited to: emission levels, service territory size and capacity needs remaining in line with Company expectations; regulatory approval of Indiana Electric's generation transition plan; impacts of future environmental regulations or legislation; impacts of future carbon pricing regulation or legislation, including a future carbon tax; price, availability and regulation of carbon offsets; price of fuel, such as natural gas; cost of energy generation technologies, such as wind and solar, natural gas and storage solutions; adoption of alternative energy by the public, including adoption of electric vehicles; rate of technology innovation with regards to alternative energy resources; our ability to implement our modernization plans for our pipelines and facilities; the ability to complete and implement generation alternatives to Indiana Electric's coal generation and retirement dates of Indiana Electric's coal facilities by 2035; the ability to construct and/or permit new natural gas pipelines; the ability to procure resources needed to build at a reasonable cost, the lack of or scarcity of resources and labor, the lack of any project cancellations, construction delays or overruns and the ability to appropriately estimate costs of new generation; impact of any supply chain disruptions; changes in applicable standards or methodologies; and enhancement of energy efficiencies. Additional Information 22